EXHIBIT 3.3




                          CORRECTED ARTICLES OF MERGER
                               OF INTERCARD, INC.,
                             A MISSOURI CORPORATION,
                         WITH AND INTO PROJECT II, INC.,
                              A NEVADA CORPORATION

--------------------------------------------------------------------------------

         The undersigned adopt the following Corrected Articles of Merger for the purpose of merging (the "MERGER") INTERCARD, INC., a Missouri corporation, with and into PROJECT II, INC., a Nevada corporation. This Merger is being made pursuant to Section 351.458 of the Missouri Revised Statutes and Section 92A.190 of the Nevada Revised Statutes.

                  1.  The  name  and   jurisdiction   of  organization  of  each
constituent entity are as follows:

            NAME AND ADDRESS:                          JURISDICTION:
            -----------------------------------------  -------------

            Intercard, Inc.                            Missouri
            c/o Ray Sherrod
            45-B Progress Parkway
            Maryland Heights, Missouri  63403

            Project II, Inc.                           Nevada
            885-C Tallevast Road
            Sarasota, Florida  34243

                  2. On October 31, 2002, the Board of Directors of both of the above-named corporations met, and by resolution adopted by the unanimous vote of the members of such Boards approved the Plan of Merger, attached.

                  3. On June 23, 2003, the Plan of Merger thereafter was submitted to a vote at a meeting of shareholders of both of the above-named corporations, and at such meetings, the following votes were recorded:

------------------------------- ---------------------------- ---------------------------- ----------------------------
CORPORATION                     NUMBER       OF      SHARES  NUMBER VOTING FOR PLAN       NUMBER VOTING AGAINST PLAN
                                OUTSTANDING
------------------------------- ---------------------------- ---------------------------- ----------------------------
Intercard, Inc.                 7,009,667                    7,009,667                    0
------------------------------- ---------------------------- ---------------------------- ----------------------------
Project II, Inc.                2,000,000                    2,000,000                    0
------------------------------- ---------------------------- ---------------------------- ----------------------------

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

                  Therefore, with regard to both the Surviving Corporation and the Merging Corporation, the number of shares cast in favor of the Merger was sufficient for its approval.

                  4. As the above-named Surviving Corporation is to be governed by the laws of the State of Nevada, the Surviving Corporation agrees that it will pay to the dissenting shareholders of the Merging Corporation, if any, the amount to which they shall be entitled under the provisions of Missouri law with respect to the rights of dissenting shareholders. It also agrees that it may be served with process in Missouri, and irrevocably appoints the Missouri Secretary of State as its agent to accept service of process in any proceeding based upon any cause of action against the Merging Corporation arising in this state prior to the issuance of the certificate of merger, and in any proceeding for the enforcement of the rights of a dissenting shareholder, if any, of the Merging Corporation against the Surviving Corporation. The address to which the service of process in any proceeding shall be mailed is 885-C Tallevast Road, Sarasota, Florida 34243.

                  4. As a result of the merger, the Articles of Incorporation of the Surviving Corporation shall be amended as follows:


                                   ARTICLE I.
                                      NAME.

         The name of the Corporation is Intercard, Inc.

         Article IV of the Articles of Incorporation is hereby amended to read as follows:


                                   ARTICLE IV.
                                 CAPITAL STOCK.

         The number of shares that the Corporation is authorized to issue shall be One Billion (1,000,000,000) shares of Common Stock having a par value of $.001 per share and Ten Million (10,000,000) shares of Preferred Stock having a par value of $.001 per share. The rights, limitations and preferences of the Preferred Stock shall be as designated from time to time by resolution duly adopted by the Board of Directors.

                  5. The Plan of Merger is attached to and made a part of these Articles of Merger as Exhibit "A."

                  6. The effective date of the merger shall be upon the execution of the Merger Agreement.


                           [SIGNATURE PAGE TO FOLLOW]


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


Date:    August 13, 2003                                  MERGING CORPORATION
                                                          -------------------

                                                          INTERCARD, INC.,
                                                          a Missouri corporation

                                                          By:      /S/ RAY SHERROD
                                                          Printed Name:     Ray Sherrod
                                                          Its:  Chairman and CEO


                                                          SURVIVING CORPORATION
                                                          ---------------------

                                                          PROJECT II, INC.,
                                                          a Nevada corporation

                                                          By:      /S/ JOHN W. GANDY
                                                          Printed Name:     John W. Gandy
                                                          Its:  President



MERGING CORPORATION'S CORPORATE SEAL:                     SURVIVING CORPORATION'S CORPORATE SEAL:

ATTESTED BY:                                              ATTESTED BY:





By:      /s/ MARY LOIS SHERROD                            By:      /s/ RON E. HENDRIX
   -------------------------------------------               ------------------------
Printed Name:  Mary Lois Sherrod                          Printed Name: Ron E. Hendrix
Its:           Secretary of Merging Corporation           Its:          Secretary of Surviving Corporation


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


                            CORRECTED PLAN OF MERGER
                            ------------------------


         THIS CORRECTED PLAN OF MERGER (the "PLAN") is made and entered into this 13th day of August, 2003, by and between PROJECT II, INC., a Nevada corporation, having an address of 885-C, Tallevast Road, Sarasota, Florida 34243 (the "SURVIVING CORPORATION"), and INTERCARD, INC., a Missouri corporation, having an address of 45-B Progress Parkway, Maryland Heights, Missouri 63403 (the "MERGING CORPORATION"). The Merging Corporation and the Surviving Corporation are hereinafter sometimes together referred to as the "CONSTITUENT CORPORATIONS".


                                    RECITALS:
                                    ---------

         WHEREAS, the Directors of each Constituent Corporation have determined that it would be in the best interest of such corporations for the Merging Corporation to merge with and into the Surviving Corporation in accordance with the Nevada Revised Statutes and the Missouri Revised Statutes:

         WHEREAS, the Constituent Corporation originally entered into a Plan of Merger on October 31, 2002 and filed Articles of Merger in Nevada on June 26, 2003; however certain terms contained in the Articles of Merger and the Plan of Merger were inaccurate and need to be corrected.

         NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements, provisions and grants herein contained, the Constituent Corporations hereby agree and prescribe the terms and conditions of this Plan and the mode of carrying the same into effect, as follows:

         1. MERGER. On the terms and conditions set forth herein, on the Effective Date (as defined in Section 2 below), the Merging Corporation shall be merged (the "MERGER") with and into the Surviving Corporation. The name of the Surviving Corporation after the Merger shall be Intercard, Inc., a Nevada corporation.

         2. EFFECTIVE DATE. The Merger shall become effective upon the execution of the Merger Agreement (the "EFFECTIVE DATE").

         3. EFFECT OF MERGER. Upon the Effective Date,

            (a) The Merging Corporation and the Surviving Corporation shall become a single corporation and the separate corporate existence of the Merging Corporation shall cease.

            (b) The Surviving Corporation shall succeed to and possess all the rights, privileges, powers and immunities of the Merging Corporation which, together with all of the assets, properties, business, patents, rights, privileges, leases, patents, trademarks and goodwill of the Merging Corporation, of every type and description wherever located, shall vest in the Surviving Corporation without further act or deed. The officers and board of directors of

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

both the Merging Corporation and the Surviving Corporation are authorized to execute all deeds, assignments and documents of every nature which may be needed to effect a full and complete transfer of ownership.

            (c) All rights of creditors and all liens upon any property of the Constituent Corporations shall remain unimpaired.

         4. ARTICLES OF INCORPORATION, BYLAWS, OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. Upon the Effective Date:

            (a) The Articles of Incorporation, which shall remain and continue as the Articles of Incorporation of the Surviving Corporation, shall be amended by virtue of the merger as follows:

            Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows:


                                   ARTICLE I.
                                      NAME.

         The name of the corporation is Intercard, Inc.

         Article IV of the Articles of Incorporation shall be amended to read as follows:


                                   ARTICLE IV.
                                 CAPITAL STOCK.

         The number of shares that the Corporation is authorized to issue shall be One Billion (1,000,000,000) shares of Common Stock having a par value of $.001 per share and Ten Million (10,000,000) shares of Preferred Stock having a par value of $.001 per share. The rights, limitations and preferences of the Preferred Stock shall be as designated from time to time by resolution of the Board of Directors.

            (b) The Bylaws of the Surviving Corporation shall remain and continue as the Bylaws of the Surviving Corporation until amended in the manner provided by law.

            (c) The officers and directors of the Surviving Corporation shall remain and continue as the officers and directors of the Surviving Corporation until their successors shall have been duly elected and qualified.

         5. MANNER AND BASIS OF CONVERTING SHARES. Upon the Effective Date, all of the then-issued and outstanding shares of capital stock of the Merging Corporation shall be automatically canceled, without any action on the part of the holder thereof, in exchange for the right to receive 1.1412810337495 shares of capital stock of the Surviving Corporation for each outstanding share of capital stock of the Merging Corporation then-issued and outstanding. All shares of capital stock to be issued by the Surviving Corporation hereunder shall consist of the same class or series of capital stock (with identical rights and preferences) held by such holder thereof in the Merging Corporation immediately prior to this Merger. Upon the Effective Date, all of the then-issued and

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

outstanding options to purchase shares of capital stock of the Merging Corporation shall be assumed by the Surviving Corporation on the terms, and subject to the conditions, existing immediately prior to this Merger.

         6. GOVERNING LAW. This Plan of Merger shall be governed and construed in accordance with the laws of the States of Nevada and Missouri.

         7. ARTICLES OF MERGER. Promptly upon adopting this Plan, the parties shall execute the Articles of Merger and file the same with Nevada and Missouri Departments of State.

         8. COUNTERPARTS. This Plan of Merger may be executed in counterparts, each of which when so executed shall constitute an original copy hereof, but which together shall be considered one and the same document.


                           [SIGNATURE PAGE TO FOLLOW]





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




         IN WITNESS WHEREOF, the parties have executed this Plan of Merger, this 13th day of August, 2003


                                               SURVIVING CORPORATION
                                               ---------------------

                                               PROJECT II, INC.,
                                               a Nevada corporation

                                               By:      /s/ JOHN W. GANDY
                                                  -----------------------------
                                               Printed Name:     John W. Gandy
                                               Its:  President


                                               MERGING CORPORATION
                                               -------------------

                                               INTERCARD, INC.,
                                               a Missouri corporation

                                               By:      /s/ RAY SHERROD
                                                  -----------------------------
                                               Printed Name:     Ray Sherrod
                                               Its:  Chief Executive Officer


STATE OF MISSOURI        )
         ----------------
                         ) ss:
COUNTY OF ST. LOUIS      )
          ---------------

         I, DAVID HOETTE, a Notary Public, do hereby certify that on August 13, 2003, personally appeared before me Ray Sherrod who, being first duly sworn, declared that he/she is the Chief Executive Officer of Intercard, Inc. and that he/she signed the foregoing documents as Chief Executive Officer of the corporation, and that the statements contained therein are true.

(Notarial Seal or Stamp)             /s/ DAVID HOETTE
                                     --------------------
                                           Notary Public

                                     My commission expires:        3/14/06
                                                                   -------
                                     My County of Commission:     ST. CHARLES
                                                                  ------------







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

STATE OF SOUTH CAROLINA   )
                          ) ss:
COUNTY OF      HORRY      )
         ----------------

         I,    /s/ ILLEGIBLE               ,  a Notary Public, do hereby certify
that on August 13, 2003, personally appeared before me John W. Gandy who, being first duly sworn, declared that he/she is the President of Project II, Inc. and that he/she signed the foregoing documents as President of the corporation, and that the statements contained therein are true.

(Notarial Seal or Stamp)             /s/ ILLEGIBLE
                                     ----------------------------
                                          Notary Public

                                     My commission expires:      6/5/2007
                                                                ----------------
                                     My County of Commission:   SOUTH CAROLINA
                                                                ----------------



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